STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Renee Luke
Vcorp Services, LLC 25 Robert Pitt Drive, Suite 204
Monsey, NY 10952, USA

Work Order #: W2021101301718
October 13, 2021
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 450274

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amended Certification of Stock Designation After Issuance of Class/Series	Fees	20211821270	10/13/2021 2:41:00 PM	Approved	1	$175.00	$175.00
Amended Certification of Stock Designation After Issuance of Class/Series	Expedite Fee	20211821270	10/13/2021 2:41:00 PM	Approved	1	$500.00	$500.00
Total							$675.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6341661113116771603093	Success	$675.00
Total			$675.00

Credit Balance: $0.00

Renee Luke
Vcorp Services, LLC 25 Robert Pitt Drive, Suite 204
Monsey, NY 10952, USA

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/13/2021

Work Order Item Number:	W2021101301718-1648904
Filing Number:	20211821270
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	10/13/2021 2:41:00 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0528992014-4

Entity Name: LEAFBUYER TECHNOLOGIES INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

INCORP SERVICES, INC.

3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0528992014-4
Barbara K. Cegavske	Filing Number 20211821270
Secretary of State State Of Nevada	Filed On 10/13/2021 2:41:00 PM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☒ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: LEAFBUYER TECHNOLOGIES INC. Entity or Nevada Business Identification Number (NVID): NV20141649767
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series A Convertible Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* RESOLVED, that the issuance of a series of preferred stock, par value $0.001 per share, of the Corporation which shall consist of 324,325 shares of convertible preferred stock be, and the same hereby are, authorized and designated as Series A Super Voting Preferred Stock (the "Series A Preferred Stock"). See attachment for full resolution.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	**X** /s/ Kurt Rossner Signature of Officer Date: 10-12-2021

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND PRIVILEGES OF SERIES A SUPER VOTING PREFERRED STOCK OF LEAFBUYER TECHNOLOGIES, INC.

To Be Designated
Series A Super Voting Preferred Stock

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of AP Event, Inc., a Nevada corporation (the "Corporation"), at a meeting duly convened and held, at which a quorum was present and acting throughout:

RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Corporation's Articles of Incorporation, the issuance of a series of preferred stock, par value \$0.001 per share, of the Corporation which shall consist of Three Hundred Twenty-Four Thousand Three Hundred Twenty-Five (324,325) shares of convertible preferred stock be, and the same hereby are, authorized; and the officers of the Corporation be, and he hereby are, authorized and directed to execute and file with the Secretary of State of the State of Nevada a Certificate of Designation of Preferred Stock of the Corporation fixing the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Article of Incorporation which may be applicable to the Corporation's preferred stock), as follows:

1. Number of Shares; Designation. A total of 324,325 shares of preferred stock, par value \$0.001 per share, of the Corporation are hereby designated as Series A Super Voting Preferred Stock (the "Series A Preferred Stock").

2. Dividends; Liquidation. The holders of Series A Preferred Stock shall not be entitled to receive dividends and shall not be entitled to any liquidation preference.

3. Conversion. The holders of Series A Preferred Stock shall have no conversion rights.

4. Voting Rights. For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof shall have the right to vote in an amount equal to 600 votes per share of Series A Preferred Stock. Except as otherwise required by law or the Certificate of Incorporation, in respect of all matters concerning the voting of shares of capital stock of the Corporation, the common stock of the Corporation (and any other class or series of capital stock of the Corporation entitled to vote generally with the common stock of the Corporation) and the Series A Preferred Stock shall vote as a single class and such voting rights shall be identical in all respects.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned Chief Executive Officer as of October 12, 2021.

By: /s/ Kurt Rossner
Name: Kurt Rossner
Title: Chief Executive Officer